Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Erica Bartsch
	745 Fifth Avenue, 19th Floor		Sloane & Company
	New York, NY 10151		212-446-1875
IR@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2018

SECOND QUARTER FINANCIAL PERFORMANCE:

•	Revenue of $379.7 million versus $390.5 million a year ago, a decline of -2.8%; excluding the impact of ASC 606 (see details below), revenue was $389.5 million, effectively flat versus a year ago.

•	Organic revenue decline of -1.7%

•	Net income attributable to MDC Partners common shareholders of $1.1 million versus $8.0 million a year ago; excluding the impact of ASC 606, Net loss attributable to MDC Partners common shareholders was ($4.5) million

•	Adjusted EBITDA of $43.0 million versus $47.0 million a year ago; excluding the impact of ASC 606, Adjusted EBITDA was $33.9 million

•	Net New Business wins totaled $17.1 million

New York, NY, August 2, 2018 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and six months ended June 30, 2018.

Scott Kauffman, Chairman and Chief Executive Officer of MDC Partners, said, “2018 continues to be challenging, so we’ve been taking the necessary steps to improve our financial performance. We’re taking targeted actions to protect our profitability and cash flow, reviewing our portfolio of agencies while also continuing to selectively invest behind our world class talent and strategic offering in higher growth areas. We believe these actions will position MDC Partners for a return of market share gains and we continue to expect an improved second half across our performance metrics, in terms of revenue, profits and cashflow. As a result, we are maintaining our full year guidance for 2018.”

David Doft, Chief Financial Officer of MDC Partners, said, “As we move to the second half of the year, the burden of the cost of implementing the new accounting rules as well as the restructuring-related severance and real-estate consolidation expense, which totaled $12 million, will begin to lift. When combined with the actions that we’ve been taking to align our cost base, while dilutive to 2018 profits, these actions position us well for improved profitability going forward and provide a pathway to at least the low end of full year guidance.”

Adoption of ASC 606

Effective January 1, 2018, we adopted ASC Topic 606, “Revenue from Contracts with Customers” (ASC 606). In accordance with the new revenue accounting standard, we were required to change certain aspects of our accounting policy as it relates to performance incentives, non-refundable retainer fees, and certain third-party pass-through and out-of-pocket costs. ASC 606 was applied using the modified retrospective method, with the cumulative effect of the initial adoption being recognized as an adjustment to opening retained earnings at January 1, 2018 for contracts that were not completed as of that date, and then we report all future periods under the new policy. Comparative prior periods have not been restated and continue to be reported under the historical accounting standards and policies in effect for those periods.

As a result of the adoption of ASC 606, our second quarter and year-to-date 2018 financial performance is not directly comparable with last year. We have therefore provided additional disclosure to assist investors in reconciling the two accounting standards, including updating the definition of the Non-GAAP metric Organic Revenue to exclude the impact of the change in accounting standard and the provision of additional schedules which shows the impact of the adoption of ASC 606 on our GAAP and Non-GAAP performance metrics. See schedules 2 and 3.

Second Quarter and Year-to-Date 2018 Financial Results

Revenue for the second quarter of 2018 was $379.7 million versus $390.5 million for the second quarter of 2017, a decline of -2.8%. The decline in revenue was primarily due the adoption of ASC 606, which reduced revenue by $9.7 million, or -2.5%. The effect of foreign exchange was positive 0.8%, the impact of non-GAAP acquisitions (dispositions), net was positive 0.6%, and organic revenue decline was -1.7%. There was a negligible impact on organic revenue growth from billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net income attributable to MDC Partners common shareholders for the second quarter of 2018 was $1.1 million versus $8.0 million for the second quarter of 2017. Diluted income per share attributable to MDC Partners common shareholders for the second quarter of 2018 was $0.02 versus $0.14 per share for the second quarter of 2017. The impact of the adoption of ASC 606 was an increase in net income attributable to MDC Partners common shareholders of $5.6 million, or $0.10 per share.

Adjusted EBITDA for the second quarter of 2018 was $43.0 million versus $47.0 million for the second quarter of 2017. The impact of the adoption of ASC 606 was an increase of $9.0 million. Excluding the impact of the adoption of ASC 606, Adjusted EBITDA was $33.9 million with margins of 8.7%.

Revenue for the first six months of 2018 was $706.7 million versus $735.2 million for the first six months of 2017, a decline of -3.9%. The decline in revenue was primarily due the adoption of ASC 606, which reduced revenue by $31.0 million, or -4.2%. The effect of foreign exchange was positive 1.2%, the impact of non-GAAP acquisitions (dispositions), net was -0.4%, and organic revenue decline was -0.5%. Organic revenue growth was favorably impacted by 160 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net loss attributable to MDC Partners common shareholders for the first six months of 2018 was $30.1 million versus a loss of $1.7 million for the first six months of 2017. Diluted loss per share attributable to MDC Partners common shareholders for the first six months of 2018 was ($0.53) versus a loss of ($0.03) per share for the first six months of 2017. The impact of the adoption of ASC 606 was a decrease in net loss attributable to MDC Partners common shareholders of $1.4 million, or $0.02 per share.

Adjusted EBITDA for the first six months of 2018 was $50.8 million versus $82.8 million for the first six months of 2017. The impact of the adoption of ASC 606 was an increase of $3.0 million. Excluding the impact of the adoption of ASC 606, Adjusted EBITDA was $47.8 million with margins of 6.5%.

Financial Outlook

We maintain 2018 financial guidance as follows. The only change to guidance relates to the foreign exchange impact due to the stronger US dollar. The guidance below excludes additional restructuring-related severance and real estate consolidation expenses of approximately $2.5 million related to the changes made in the Corporate Group in the third quarter of 2018.

2018 Outlook Commentary *

Organic Revenue Growth	We expect 1-3% growth in organic revenue, whose definition excludes the impact of the adoption of ASC 606 in the reconciliation of reported revenue.

Pass-through and Out-of-Pocket Costs	The adoption of ASC 606 resulted in certain client contracts previously being accounted for as principal, now being accounted for as agent. This results in a reduction in full year gross revenue of approximately $65 million with a corresponding reduction in direct costs, with no impact on profit.

Foreign Exchange Impact, net	Assuming currency rates remain where they are, and based on our most recent projections, the net impact of foreign exchange is expected to be neutral to full year revenue versus a positive 50 basis point impact previously.

Impact of Non-GAAP Acquisitions (Dispositions), net	Our current expectations are that the impact of acquisitions, net of disposition activity, will increase revenue by approximately 80 basis points.

Adjusted EBITDA Margin	We expect margins to be flat to 40 basis points of expansion. Our outlook incorporates an approximately 60 basis point benefit from the shift from gross to net revenue accounting related to certain client contracts. Our outlook therefore implies an approximately 60 to 20 basis point reduction of margins on a full year basis, excluding the accounting change impact and the cost of the Corporate restructuring.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2018 guidance under the “unreasonable efforts” exception item 10€(1)(i)(B) of Regulation S-K. A reconciliation of Adjusted EBITDA Margin and Organic Revenue Growth to the closest GAAP financial measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impact of acquisitions and dispositions, foreign exchange impact and other items excluded from Adjusted EBITDA and Organic Revenue Growth. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on future GAAP financial results.

Conference Call

Management will host a conference call on Thursday, August 2, 2018, at 4:30 p.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website at www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), August 9, 2018, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10122743), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the most influential marketing and communications networks in the world. As “The Place Where Great Talent Lives,” MDC Partners is celebrated for its innovative advertising, public relations, branding, digital, social and event marketing agency partners, which are responsible for some of the most memorable and effective campaigns for the world’s most respected brands. By leveraging technology, data analytics, insights and strategic consulting solutions, MDC Partners drives creative excellence, business growth and measurable return on marketing investment for over 1,700 clients worldwide.

For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth, excluding the impact of adopting ASC 606. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures. We are unable to reconcile our projected 2018 organic revenue growth to the corresponding GAAP measure because we are unable to predict the 2018 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, dispositions, or other potential changes. We are unable to reconcile our projected 2018 increase in Adjusted EBITDA margin to the corresponding GAAP measure because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, foreign exchange transaction gains or losses, impairment charges, provision or benefit for income taxes, and certain assumptions used in the calculation of deferred acquisition consideration) are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. As a result, we are unable to provide reconciliations of these measures. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors.

This press release contains forward-looking statements. Statements in this press release that are not historical facts, including without limitation statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic conditions;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities, and the potential impact of one or more asset sales;

•	foreign currency fluctuations; and

•	risks associated with the ongoing DOJ investigation of the historical production bidding practices at one of the Company’s subsidiaries.

The Company’s business strategy includes ongoing efforts to engage in acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time, the Company may be engaged in a number of discussions that may result in one or more acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s 2017 Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018 (1)	2017	2018 (1)	2017

Revenue	$379,743	$390,532	$706,711	$735,232

Operating expenses:
Cost of services sold	253,390	267,822	496,420	505,385
Office and general expenses	83,878	85,563	167,757	173,403
Depreciation and amortization	11,703	10,766	24,078	21,664
Other asset impairment	-	-	2,317	-
	348,971	364,151	690,572	700,452
Operating profit	30,772	26,381	16,139	34,780

Other income (expense):
Other, net	(5,957)	6,596	(12,176)	9,163
Interest expense and finance charges	(17,018)	(15,688)	(33,249)	(32,456)
Interest income	159	178	307	405
	(22,816)	(8,914)	(45,118)	(22,888)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	7,956	17,467	(28,979)	11,892
Income tax expense (benefit)	1,977	4,641	(6,353)	8,610
Income (loss) before equity in earnings of non-consolidated affiliates	5,979	12,826	(22,626)	3,282
Equity in earings (losses) of non-consolidated affiliates	(28)	641	58	502
Net income (loss)	5,951	13,467	(22,568)	3,784
Net income attributable to the noncontrolling interests	(2,545)	(2,214)	(3,442)	(3,097)
Net income (loss) attributable to MDC Partners Inc.	3,406	11,253	(26,010)	687
Accretion on and net income allocated to convertible preference shares	(2,273)	(3,293)	(4,095)	(2,417)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$1,133	$7,960	$(30,105)	$(1,730)

Income (loss) per common share:
Basic:
Net income (loss) attributable to MDC Partners Inc. common shareholders	$0.02	$0.14	$(0.53)	$(0.03)

Diluted:
Net income (loss) attributable to MDC Partners Inc. common shareholders	$0.02	$0.14	$(0.53)	$(0.03)

Weighted average number of common shares outstanding:
Basic	57,439,823	55,332,497	56,924,208	53,480,144
Diluted	57,802,872	55,622,194	56,924,208	53,480,144

(1) Effective January 1, 2018, we adopted ASC Topic 606, “Revenue from Contracts with Customers” (ASC 606). ASC 606 was applied using the modified retrospective method, with the cumulative effect of the initial adoption being recognized as an adjustment to opening retained earnings at January 1, 2018. As a result, comparative prior periods have not been adjusted and continue to be reported under ASC 605 "Revenue Recognition" (ASC 605). For the three months ended June 30, 2018, the adoption of ASC 606 decreased revenue by $9.7 million, increased operating profit by $9.0 million, and increased Net income attributable to MDC Partners common shareholders by $5.6 million, or $0.10 per share. For the six months ended June 30, 2018, the adoption of ASC 606 decreased revenue by $31.0 million, increased operating profit by $3.0 million, and decreased Net loss attributable to MDC Partners common shareholders by $1.4 million, or $0.02 per share. As required, we have provided a reconciliation of the current presentation under ASC 606 to the prior presentation under ASC 605 in this release in Schedule 2.

SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES

(US$ in 000s, except percentages)

	Three Months Ended June 30, 2018			For the Six Months Ended June 30, 2018
	As Reported	Adjustments	Adjusted to Exclude the Impact of Adoption of ASC 606	As Reported	Adjustments	Adjusted to Exclude the Impact of Adoption of ASC 606

Revenue	$379,743	$9,728	$389,471	$706,711	$31,004	$737,715
Cost of services sold	253,390	18,764	272,154	496,420	33,961	530,381
Operating profit (loss)	30,772	(9,036)	21,736	16,139	(2,957)	13,182
Net income (loss) attributable to MDC Partners Inc. common shareholders	1,133	(5,616)	(4,483)	(30,105)	(1,385)	(31,490)
Income (loss) per common share - basic and diluted	0.02	(0.10)	(0.08)	(0.53)	(0.02)	(0.55)

Organic revenue decline	-1.7%	-	-1.7%	-0.5%	-	-0.5%
Adjusted EBITDA	$42,954	$(9,036)	$33,918	$50,778	$(2,957)	$47,821
margin	11.3%		8.7%	7.2%		6.5%

* The table above summarizes the impact of the adoption of ASC 606 on our US GAAP and non-GAAP performance metrics.

Note: Actuals may not foot due to rounding.

SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED REVENUE RECONCILIATION

(US$ in 000s, except percentages)

	Three Months Ended		Six Months Ended
	Revenue $	% Change	Revenue $	% Change
June 30, 2017 as reported under ASC 605	$390,532		$735,232

Organic revenue decline (1)	(6,682)	(1.7%)	(3,385)	(0.5%)
Non-GAAP acquisitions (dispositions), net	2,507	0.6%	(2,754)	(0.4%)
Foreign exchange impact	3,114	0.8%	8,622	1.2%
Impact of adoption of ASC 606 (2)	(9,728)	(2.5%)	(31,004)	(4.2%)
Total change	(10,789)	(2.8%)	(28,521)	(3.9%)

June 30, 2018 as reported under ASC 606	$379,743		$706,711

(1)	“Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth, excluding the impact of adopting ASC 606. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2)	In accordance with the adoption of ASC 606, we were required to change certain aspects of our revenue recognition accounting policy as it relates to performance incentives, retainer fees, and certain third-party pass-through and out-of-pocket costs. Under the prior guidelines, performance incentives were recognized in revenue when specific quantitative goals were achieved, or when the Company's performance against qualitative goals was determined by the client. Under ASC 606, the Company now estimates the amount of the incentive that will be earned at the inception of the contract and recognizes such incentive over the term of the contract. Additionally, previously, fees for non-refundable retainers were generally recognized on a straight-line basis over the term of the specific customer arrangement. Under ASC 606, an input method is typically used to measure progress and recognize revenue for these types of arrangements. Finally, the adoption of ASC 606 resulted in certain client arrangements previously being accounted for as principal, now being accounted for as agent. In these instances, certain third-party pass-through and out-of-pocket costs which were billed to clients in connection with services being provided, are no longer included in revenue and therefore the revenue recorded is equal to the net amount retained.

Note: Actuals may not foot due to rounding.

SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2018, as reported under ASC 606

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$379,743	$182,607	$26,388	$43,938	$33,293	$93,517	$-	$379,743

Net income attributable to MDC Partners Inc. common shareholders								$1,133
Adjustments to reconcile to operating profit (loss):
Accretion on and net income allocated to convertible preference shares								2,273
Net income attributable to the noncontrolling interests								2,545
Equity in losses of non-consolidated affiliates								28
Income tax expense								1,977
Interest expense and finance charges, net								16,859
Other, net								5,957
Operating profit (loss)	$43,912	$19,227	$4,993	$5,767	$(1,183)	$15,108	$(13,140)	$30,772
margin	11.6%	10.5%	18.9%	13.1%	-3.6%	16.2%		8.1%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	11,543	5,329	396	1,027	767	4,024	160	11,703
Stock-based compensation	4,382	2,585	610	163	85	939	1,221	5,603
Deferred acquisition consideration adjustments	(5,067)	(2,609)	-	278	128	(2,864)	-	(5,067)
Distributions from non-consolidated affiliates **	-	-	-	-	-	-	11	11
Other items, net ***	-	-	-	-	-	-	(68)	(68)

Adjusted EBITDA *	$54,770	$24,532	$5,999	$7,235	$(203)	$17,207	$(11,816)	$42,954
margin	14.4%	13.4%	22.7%	16.5%	-0.6%	18.4%		11.3%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 10 for reconciliation of amounts.

SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2018, as reported under ASC 606

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$706,711	$332,962	$50,705	$87,088	$69,438	$166,518	$-	$706,711

Net loss attributable to MDC Partners Inc. common shareholders								$(30,105)
Adjustments to reconcile to operating profit (loss):
Accretion on and net income allocated to convertible preference shares								4,095
Net income attributable to the noncontrolling interests								3,442
Equity in earnings of non-consolidated affiliates								(58)
Income tax benefit								(6,353)
Interest expense and finance charges, net								32,942
Other, net								12,176
Operating profit (loss)	$43,351	$3,466	$8,919	$9,794	$(980)	$22,152	$(27,212)	$16,139
margin	6.1%	1.0%	17.6%	11.2%	-1.4%	13.3%		2.3%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	23,694	13,345	789	2,029	1,534	5,997	384	24,078
Other asset impairment	-	-	-	-	-	-	2,317	2,317
Stock-based compensation	8,171	5,132	770	499	170	1,600	2,469	10,640
Deferred acquisition consideration adjustments	(2,481)	(1,175)	-	806	210	(2,322)	-	(2,481)
Distributions from non-consolidated affiliates **	-	-	-	-	-	-	31	31
Other items, net ***	-	-	-	-	-	-	54	54

Adjusted EBITDA *	$72,735	$20,768	$10,478	$13,128	$934	$27,427	$(21,957)	$50,778
margin	10.3%	6.2%	20.7%	15.1%	1.3%	16.5%		7.2%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 10 for reconciliation of amounts.

Note: Due to changes in the Company’s internal management and reporting structure during 2018, reportable segment results for periods presented prior to the second quarter of 2018 have been recasted to reflect the reclassification of certain businesses between segments. The changes were as follows: 1) Source Marketing, previously within the All Other category, was included within the Doner operating segment, which is aggregated into the Global Integrated Agencies reportable segment, 2) Yamamoto, previously within the All Other category, was included within the Domestic Creative Agencies reportable segment, and 3) Bruce Mau Design, Hello Design and Northstar Research Partners, previously within the All Other category, and Varick Media Management, previously within the Media Services reportable segment, were included into a newly formed operating segment, Yes & Company, which is aggregated within the Media Services reportable segment.

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2017, as reported under ASC 605

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$390,532	$209,090	$25,486	$44,116	$42,648	$69,192	$-	$390,532

Net income attributable to MDC Partners Inc. common shareholders								$7,960
Adjustments to reconcile to operating profit (loss):
Accretion on and net income allocated to convertible preference shares								3,293
Net income attributable to the noncontrolling interests								2,214
Equity in earnings of non-consolidated affiliates								(641)
Income tax expense								4,641
Interest expense and finance charges, net								15,510
Other, net								(6,596)
Operating profit (loss)	$36,069	$13,811	$4,959	$4,300	$3,955	$9,044	$(9,688)	$26,381
margin	9.2%	6.6%	19.5%	9.7%	9.3%	13.1%		6.8%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	10,467	5,587	403	1,221	1,112	2,144	299	10,766
Stock-based compensation	5,022	3,080	181	1,087	165	509	518	5,540
Deferred acquisition consideration adjustments	4,306	1,958	9	126	145	2,068	-	4,306
Distributions from non-consolidated affiliates **	105	-	-	105	-	-	-	105
Other items, net ***	-	-	-	-	-	-	(100)	(100)

Adjusted EBITDA *	$55,969	$24,436	$5,552	$6,839	$5,377	$13,765	$(8,971)	$46,998
margin	14.3%	11.7%	21.8%	15.5%	12.6%	19.9%		12.0%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 10 for reconciliation of amounts.

Note: Due to changes in the Company’s internal management and reporting structure during 2018, reportable segment results for periods presented prior to the second quarter of 2018 have been recasted to reflect the reclassification of certain businesses between segments. The changes were as follows: 1) Source Marketing, previously within the All Other category, was included within the Doner operating segment, which is aggregated into the Global Integrated Agencies reportable segment, 2) Yamamoto, previously within the All Other category, was included within the Domestic Creative Agencies reportable segment, and 3) Bruce Mau Design, Hello Design and Northstar Research Partners, previously within the All Other category, and Varick Media Management, previously within the Media Services reportable segment, were included into a newly formed operating segment, Yes & Company, which is aggregated within the Media Services reportable segment.

SCHEDULE 7

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2017, as reported under ASC 605

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$735,232	$388,316	$49,229	$84,800	$83,893	$128,994	$-	$735,232

Net loss attributable to MDC Partners Inc. common shareholders								$(1,730)
Adjustments to reconcile to operating profit (loss):
Accretion on and net income allocated to convertible preference shares								2,417
Net income attributable to the noncontrolling interests								3,097
Equity in earnings of non-consolidated affiliates								(502)
Income tax expense								8,610
Interest expense and finance charges, net								32,051
Other, net								(9,163)
Operating profit (loss)	$53,037	$13,172	$8,784	$8,648	$6,614	$15,819	$(18,257)	$34,780
margin	7.2%	3.4%	17.8%	10.2%	7.9%	12.3%		4.7%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	21,056	11,548	797	2,437	2,221	4,053	608	21,664
Stock-based compensation	9,368	6,070	346	1,605	335	1,012	1,122	10,490
Deferred acquisition consideration adjustments	15,737	10,466	359	470	314	4,128	-	15,737
Distributions from non-consolidated affiliates **	105	-	-	105	-	-	-	105
Other items, net ***	-	-	-	-	-	-	35	35

Adjusted EBITDA *	$99,303	$41,256	$10,286	$13,265	$9,484	$25,012	$(16,492)	$82,811
margin	13.5%	10.6%	20.9%	15.6%	11.3%	19.4%		11.3%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 10 for reconciliation of amounts.

Note: Due to changes in the Company’s internal management and reporting structure during 2018, reportable segment results for periods presented prior to the second quarter of 2018 have been recasted to reflect the reclassification of certain businesses between segments. The changes were as follows: 1) Source Marketing, previously within the All Other category, was included within the Doner operating segment, which is aggregated into the Global Integrated Agencies reportable segment, 2) Yamamoto, previously within the All Other category, was included within the Domestic Creative Agencies reportable segment, and 3) Bruce Mau Design, Hello Design and Northstar Research Partners, previously within the All Other category, and Varick Media Management, previously within the Media Services reportable segment, were included into a newly formed operating segment, Yes & Company, which is aggregated within the Media Services reportable segment.

SCHEDULE 8

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	June 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,999	$46,179
Cash held in trusts	47,916	4,632
Accounts receivable, net	424,202	434,072
Expenditures billable to clients	59,081	31,146
Other current assets	39,323	26,742
Total current assets	595,521	542,771
Fixed assets, net	91,015	90,306
Investments in non-consolidated affiliates	6,514	6,307
Goodwill	857,140	835,935
Other intangible assets, net	82,465	70,605
Deferred tax assets	125,307	115,325
Other assets	30,635	37,643
Total assets	$1,788,597	$1,698,892

Liabilities, redeemable noncontrolling interests, and shareholders' deficit
Current liabilities:
Accounts payable	$207,983	$244,527
Trust liability	47,916	4,632
Accruals and other liabilities	299,660	327,812
Advance billings	184,269	148,133
Current portion of long-term debt	355	313
Current portion of deferred acquisition consideration	32,297	50,213
Total current liabilities	772,480	775,630
Long-term debt, less current portion	999,936	882,806
Long-term portion of deferred acquisition consideration	51,410	72,213
Other liabilities	55,478	54,110
Deferred tax liabilities	6,899	6,760
Total liabilities	1,886,203	1,791,519

Redeemable noncontrolling interests	55,730	62,886

Shareholders' deficit
Convertible preference shares (liquidation preference $105,447)	90,123	90,220
Common shares	360,323	352,432
Charges in excess of capital	(314,499)	(314,241)
Accumulated deficit	(367,180)	(340,000)
Accumulated other comprehensive gain (loss)	481	(1,954)
MDC Partners Inc. shareholders' deficit	(230,752)	(213,543)
Noncontrolling interests	77,416	58,030
Total shareholders' deficit	(153,336)	(155,513)
Total liabilities, redeemable noncontrolling interests, and shareholders' deficit	$1,788,597	$1,698,892

SCHEDULE 9

MDC PARTNERS INC.

UNAUDITED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Six Months Ended June 30,
	2018	2017

Net cash used in operating activities	$(61,713)	$(726)

Net cash used in investing activities	(36,121)	(22,882)

Net cash provided by financing activities	76,343	17,128

Effect of exchange rate changes on cash and cash equivalents	311	(1,094)

Net decrease in cash and cash equivalents	$(21,180)	$(7,574)

Note: Effective January 1, 2018, we adopted ASU 2016-15, "Statement of Cash Flows", which clarifies how cash receipts and cash payments in certain transactions are presented and classified on the statement of cash flows. We applied ASU 2016-15 on a retrospective basis, and accordingly the prior period has been reclassified to conform to the new standard.

SCHEDULE 10

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES

(US$ in 000s)

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
NON-GAAP ACQUISITIONS (DISPOSITIONS), NET
GAAP revenue from current year acquisitions	$-	$-	$-	$-	$-	$-	$11,066	$11,066
GAAP revenue from prior year acquisitions *	18,552	24,983	-	-	43,535	-	-	-
Impact of adoption of ASC 606 exclusion	-	-	-	-	-	-	450	450
Foreign exchange impact	1,046	1,341	-	-	2,387	-	-	-
Contribution to organic revenue (growth) decline **	1,470	(6,399)	-	-	(4,929)	-	(3,417)	(3,417)
Prior year revenue from dispositions ***	(691)	(660)	(3,153)	(6,103)	(10,607)	(5,261)	(5,592)	(10,853)
Non-GAAP acquisitions (dispositions), net	$20,377	$19,265	$(3,153)	$(6,103)	$30,386	$(5,261)	$2,507	$(2,754)

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
OTHER ITEMS, NET
SEC investigation and class action litigation expenses	$339	$382	$330	$287	$1,338	$122	$235	$357
D&O insurance proceeds	(204)	(482)	-	(399)	(1,085)	-	(303)	(303)
Total other items, net	$135	$(100)	$330	$(112)	$253	$122	$(68)	$54

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
CASH INTEREST, NET & OTHER
Cash interest paid	$(999)	$(30,567)	$(758)	$(30,571)	$(62,895)	$(649)	$(30,765)	$(31,414)
Bond interest accrual adjustment	(14,625)	14,625	(14,625)	14,625	-	(14,625)	14,625	-
Adjusted cash interest paid	(15,624)	(15,942)	(15,383)	(15,946)	(62,895)	(15,274)	(16,140)	(31,414)
Interest income	227	178	145	209	759	148	159	307
Total cash interest, net & other	$(15,397)	$(15,764)	$(15,238)	$(15,737)	$(62,136)	$(15,126)	$(15,981)	$(31,107)

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
CAPITAL EXPENDITURES, NET
Capital expenditures	$(9,413)	$(11,743)	$(7,149)	$(4,653)	$(32,958)	$(3,799)	$(5,890)	$(9,689)
Landlord reimbursements	75	3,146	1,357	1,858	6,436	219	851	1,070
Total capital expenditures, net	$(9,338)	$(8,597)	$(5,792)	$(2,795)	$(26,522)	$(3,580)	$(5,039)	$(8,619)

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
MISCELLANEOUS OTHER DISCLOSURES
Net income attributable to the noncontrolling interests	$883	$2,214	$3,491	$8,787	$15,375	$897	$2,545	$3,442
Cash taxes	$1,293	$2,130	$3,486	$1,191	$8,100	$1,333	$1,293	$2,626
Acquisition deal costs	$234	$242	$216	$185	$877	$376	$335	$711

*	GAAP revenue from prior year acquisitions for 2018 and 2017 relates to acquisitions which occurred in 2017 and 2016, respectively.

**	Contributions to organic revenue growth (decline) represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that is included in the Company's organic revenue growth (decline) calculation.

***	Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.

Note: Actuals may not foot due to rounding.

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